Exhibit 10.11

SERVICE AGREEMENT

This Service Agreement (“Agreement”) is made as November 1 2011. between Alliance Acquisitions, Inc., a Nevada Corporation (“Alliance” or “Service Pro rider”), whose office is located at 3545 Motor Ave. 3rd Floor, Los Angeles, CA 90034, and WOWIO, Inc., a Texas Corporation (“WOWIO”), whose address is 3545 Motor Ave. 3rd Floor, Los Angeles, CA 90034. (collectively referred to as the “Parties”), with respect to the following:

RECITALS

WHEREAS Alliance is in the business of providing to companies various business support services, as described herein (“Services”); and

WHEREAS Alliance has commenced providing such Services to WOWIO as of July 1, 2010, consideration for which is herein described; and

WHEREAS Alliance has reduced the amount of support per month for such Services, namely the support of certain management personnel;

THEREFORE, both Parties have determined it is in the best interests of the Parties that the monthly fee provided by WOWIO to Alliance as of November 1, 2011, be reduced from the current rate of $40,000 to $5,000, payable as described in the terms of this agreement.

NOW, THEREFORE in consideration of the mutual covenants and promises of the parties herein contained, the Parties hereto agree as follows:

AGREEMENT

1. Services and Responsibilities of Alliance. With respect to its role as Service Provider, and with the aim of achieving WOWIO’s Goals by assisting WOWIO in their day-to-day business activities, on an as-needed basis. Alliance shall provide general business support services (the “Services”), which may include. but are not limited to. the following: providing administrative level support, general office support (mail, shipping. correspondence, etc.). handling investor relations/relationships (stock certificates, IR questions, brokerage relationships).

2. Limitations on Services and Responsibilities of Alliance. The provision of Services are limited in duration and scope by the terms of this agreement.

3. Compensation for Services. As consideration for the Services Alliance is providing for WOWIO under this Agreement. WOWIO shall pay Alliance the amount of $5,000 per month (“Payment”) for each month during the Term of this Agreement.

4. Ownership and Use of Documents. All documents, agreements, offering memorandums, and other products of Alliance’s work on behalf of WOWIO under this Agreement are, and shall remain, the property of WOWIO. WOWIO shall have the absolute discretion to reuse said materials, and other work produced for WOWIO by Alliance for any use desired by WOWIO. Notwithstanding this provision, or any other provision in this Agreement, the Parties agree that due to the nature of Alliance’s business, Alliance shall retain the right to use for any other business purpose materials similar in nature and design to the materials it has produced for WOWIO.

5. Term and Termination of Agreement.

(a) Term. This Agreement and the duties of the Parties described herein shall be deemed to have begun as of July 1. 2010 and amended herein November 1, 2011. This Agreement, and the duties of the Parties described herein shall continue on a monthly basis, unless terminated under the terms of this Agreement.

(b) Termination. This may be terminated by either of the Parties, at any time upon written notice to the other Party.

(c) Extension of Term. The Term of this Agreement may be extended by written agreement between the Parties at any time prior to the term of the agreement.

(d) Payment on Termination. In the event of termination by either Party, Alliance shall be compensated for any Payment then due.

6. Independent Contractor. Alliance is an independent contractor in the performance of the Services. Nothing in this Agreement is intended, or shall be construed, to render Alliance the employee, agent, or partner of, or creating a joint venture with WOWIO or to constitute the exercise by WOWIO of control or direction over the manner or method by which Alliance performs the Services which are the subject of this Agreement. Except as otherwise provided herein, the Services will be performed by Alliance with little, or no direct supervision from WOWIO. Neither party is granted any express or implied right or authority by the other party to assume or create any obligation or responsibility on behalf of or in the name of either party. or to bind the other party in any manner or thing whatsoever. Alliance agrees to pay any and all taxes and all other payments required to be made by the laws of the United States or of the state or country in which the Alliance’s business is located, including, but not limited to, payments for unemployment insurance, disability, social security and health insurance in respect of Alliance or any employee of Alliance.

7. Indemnification and Liability. Other than for acts of intentional or willful misconduct. WOWIO and Alliance agree to indemnify and hold each other harmless from and against any and all loss, cost, expense, claim, damage or liability arising from, in connection with or pertaining to the breach of this Agreement by either party, or any other negligent act or omission pertaining to this Agreement. The indemnity obligation herein shall survive the termination of this Agreement.

8. Assignment. WOWIO and Alliance reserves the right to assign any of their respective rights, responsibilities, duties, interest in and under this Agreement, and any money due or to become due under it voluntarily. involuntarily, or by operation of law, to any other party each so may choose.

9. Miscellaneous.

(a) Attorneys Fees. In the event of any litigation concerning the rights or obligations of the Parties to this Agreement, the prevailing party shall be entitled to recover actual attorneys’ fees and court costs.

(b) Successors and Assigns. Subject to Section 9 hereof. WOWIO and Alliance. respectively, bind themselves, their successors, assigns, and legal representatives to the other party to this Agreement and this Agreement shall inure to the benefit of WOWIO and Alliance, respectively, and their successors. assigns, and legal representatives.

(c) Time. Time is of the essence of each provision herein contained.

(d) Notices. All notices required to be given hereunder shall be in writing and mailed postage prepaid by certified or registered mail. return receipt requested, or by personal delivery to the address set forth above, or at such other place or places as Alliance or WOWIO may, from time to time, designate in a written notice given to the other or by facsimile transmission at the telephone number set forth below. In the case of mailing. Notices shall be deemed received three (3) days after the date of the mailing.

(e) Waiver of Conflict of Interest, No Legal Services, No Attorney/Client

Relationship.

(i) WOWIO and Alliance acknowledge that each company’s interest may potentially be in conflict with those of the other company in connection with the in-house counsel of Alliance providing legal services to both parties. Both parties expressly acknowledge that the concurrent representation by Alliance’s in-house counsel of each party’s interests constitutes the representation of potentially conflicting interests, to the extent that Alliance’s interests and those of WOWIO’s are potentially adverse. Each party expressly acknowledges that it knowingly and voluntarily consents to such concurrent representation by Alliance’s in-house counsel. Each party further acknowledges that it has been advised that it has the right to seek independent legal counsel in connection with the advisability of waiving said conflict, and that it has had a reasonable opportunity to do so. Each party waives the right to bring any claim, legal or otherwise, against the other, or against Alliance’s in-house counsel, regarding such conflict of interest.

(f) Construction. This agreement shall be construed in accordance with the laws of the state of California.

(g) Headings. The headings of the clauses of this Agreement are solely for the purpose of convenience. They are not a part thereof, and shall not be used in the construction of any provision.

(h) Modification. This Agreement may not be changed or modified, nor may any provision hereof be waived, except by an agreement in writing signed by each of the parties hereof.

(g) Survival of Provisions. If any provision of this Agreement is deemed by operation of law to be invalid, such determination shall have the effect of striking solely the provision at issue, and the remainder of the provisions shall remain in effect, so as to serve the intention of the Parties.

(i) Entire Agreement. This Agreement represents the entire and integrated agreement between Alliance and Consultant and supersedes all prior negotiations, representations, or agreements, either written or oral. This Agreement may be amended only by written instrument signed by both Owner and Consultant.

In Witness Thereof, the parties have executed this Agreement as of the date and year first written.

ALLIANCE ACQUISITIONS, INC.		WOWIO, INC.

By:	/s/ Brian Altounian	By:	/s/ Brian Altounian
Name:	Brian Altounian	Name:	Brian Altounian
Title:	CEO	Title:	CEO